Exhibit 1.1

Execution Version

American Water Works Company, Inc.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

2,320,000 Shares of Common Stock

Underwriting Agreement

April 11, 2018

J.P. Morgan Securities LLC,

  as Underwriter

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC,

  as Underwriter

375 Park Avenue, 2nd Floor

New York, New York 10152

Ladies and Gentlemen:

1.    American Water Works Company, Inc., a Delaware corporation (the “Company”), and J.P. Morgan Securities LLC in its capacity as agent for an affiliate of a Forward Purchaser (as defined below) and Wells Fargo Bank, National Association (each in such capacity, a “Forward Seller”, and collectively, the “Forward Sellers”), at the request of the Company in connection with the Forward Agreements (as defined below), confirm their respective agreements with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (the “Underwriters”), with respect to (a) the sale by the Forward Sellers of an aggregate of 2,320,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective shares of Common Stock set forth in Schedule I (subject in each case to reduction for any Standby Underwritten Shares (as defined in Section 13(a) hereof) issued and sold by the Company pursuant to Section 13(a) hereof) (the “Borrowed Underwritten Shares”) and (b) the purchase by the Underwriters and the sale by the Company of any Standby Underwritten Shares.

The Borrowed Underwritten Shares and the Standby Underwritten Shares are herein referred to collectively as the “Underwritten Shares.” As used herein, “Forward Agreements” means the letter agreements dated the date hereof between the Company and each of JPMorgan Chase Bank, National Association, London Branch and Wells Fargo Bank, National Association (each a

“Forward Purchaser”, and collectively, the “Forward Purchasers”) relating to the forward sale by the Company, subject to the Company’s right to elect cash settlement or net share settlement of such agreement, of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the Forward Sellers pursuant to this Agreement.

2.    The Company represents and warrants to, and agrees with, each of the Underwriters, the Forward Sellers and the Forward Purchasers that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File Nos. 333-203949) in respect of the Underwritten Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, each in a form heretofore delivered to the Underwriters, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Underwritten Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding the Form T-1 and including any prospectus supplement relating to the Underwritten Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 2(c) hereof), is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Underwritten Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Underwritten Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Underwritten Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters, the Forward Sellers or the Forward Purchasers expressly for use therein (the “Underwriter Information”);

(c)    For the purposes of this Agreement, the “Applicable Time” is 4:15 p.m., Eastern time, on the date of this Agreement. The Pricing Prospectus, when considered together with the information on Schedule IV hereto (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this clause (c) shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)    The interactive data in eXtensible Business Reporting Language filed as exhibits to the reports included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(f)    (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (ii) the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(g)    The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated

therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Item 10(e) of Regulation S-K under the Act and the Exchange Act, to the extent applicable;

(h)    (i) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (A) none of the Company or any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and which could reasonably be expected to, in each case, individually or in the aggregate, have a material adverse effect on the financial condition, stockholders’ equity, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and (B) no labor dispute with the employees of the Company or any its subsidiaries exists or, to the knowledge of the Company, is imminent, which could reasonably be expected to result in a Material Adverse Effect; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, otherwise than as set forth or contemplated in the Pricing Prospectus, there has not been (A) any material decrease in the number of shares of outstanding capital stock of the Company or increase in consolidated long-term debt of the Company and its consolidated subsidiaries, or (B) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, that could reasonably be expected to have a Material Adverse Effect;

(i)    The Company and each of its subsidiaries has good and sufficient title to all real property and personal property owned by them sufficient for the conduct of their respective businesses, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and each of its subsidiaries except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and each of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and each of its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect;

(j)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company listed on Schedule III hereto (each a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(k)    All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims that would not, individually or in the aggregate, have a Material Adverse Effect;

(l)    The Company has the corporate power and authority to execute and deliver this Agreement and the Forward Agreements and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Forward Agreements and the consummation by it of the transactions contemplated thereby has been duly and validly taken;

(m)    This Agreement has been duly authorized, executed and delivered by the Company; the Forward Agreements have been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; the Standby Underwritten Shares, if any, to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the issuance of such Standby

Underwritten Shares is not subject to any preemptive or similar rights; the shares of Common Stock deliverable to the Forward Purchasers pursuant to the Forward Agreements, whether pursuant to Physical Settlement (as defined in each Forward Agreement), as a result of an Acceleration Event (as defined in each Forward Agreement) or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to each Forward Purchaser pursuant to its respective Forward Agreement against payment of the consideration set forth therein, will be duly and validly issued, will be fully paid and nonassessable and the issuance thereof will not be subject to any preemptive or similar rights; and the Underwritten Shares and each Forward Agreement will conform to the descriptions thereof in the Pricing Prospectus and the Prospectus;

(n)    None of the transactions contemplated by this Agreement or the Forward Agreements (including, without limitation, the use of the proceeds from the issuance, sale and delivery of the Standby Underwritten Shares, if any, or the proceeds due upon settlement of the Forward Agreements, if any) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(o)    The issuance, sale and delivery of the Standby Underwritten Shares, if any, the issuance, sale and delivery of the Common Stock upon settlement of each Forward Agreement, if any, and the compliance by the Company with the provisions of the Forward Agreements and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and (ii) will not result in any violation of (A) the provisions of the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (i) and (ii)(B) for any conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or impair the ability of the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Underwritten Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Forward Agreements, except (i) the registration under the Act of the Underwritten Shares, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the

Underwritten Shares by the Underwriters and (iii) such consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained or the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the Company to consummate the transactions contemplated by this Agreement;

(p)    None of the Company or any of its subsidiaries is (A) in violation of the Restated Certificate of Incorporation or the Amended and Restated Bylaws, in the case of the Company, or similar organizational documents, in the case of the Company’s subsidiaries, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or to which it or any of its properties is subject, except in the case of clause (A) (with respect to subsidiaries of the Company other than the Significant Subsidiaries) and clause (B), for defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(q)    The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of American Water’s Capital Stock”, insofar as they purport to constitute a summary of the terms of the Underwritten Shares, under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents described therein, and under the caption “Certain United States Federal Income Tax Considerations for Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(r)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any its subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)    The Company is not and, as a result of and after giving effect to (i) the offering and sale of the Standby Underwritten Shares, if any, and the application of the proceeds thereof and (ii) the issuance, sale and delivery of Common Stock upon settlement of the Forward Agreements and the application of the proceeds thereof, if any, upon such settlement, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the

Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on the Company’s behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Underwritten Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Underwritten Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(u)    PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

(v)    Except as disclosed in the Pricing Prospectus, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(w)    Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and each of its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Pricing Prospectus, such disclosure controls and procedures are effective;

(y)    The Company and each of its subsidiaries possess all permits, licenses, franchises, authorizations, registrations, qualifications and approvals of governmental or regulatory authorities as required of them to own their properties and conduct their businesses in the manner described in the Pricing Prospectus (collectively, “Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and each of its subsidiaries have fulfilled and performed all of their obligations with respect to such Permits required to have been performed, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except, in each case, as disclosed in the Pricing Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect;

(z)    To the Company’s knowledge, the Company and each of its subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own, possess or have the right would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, whether or not arising from transactions in the ordinary course of business, except for such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, the use of the Intellectual Property Rights in connection with the business and operations of the Company and each of its subsidiaries does not infringe on the rights of any person;

(aa)    Except as disclosed in the Pricing Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company or any of its subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property which, to the Company’s knowledge, is contaminated with any substance that is regulated under any Environmental Laws, (iii) is, to the Company’s knowledge, liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) has received any written notice of any claim under any Environmental Laws, and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim;

(bb)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in management’s judgment, prudent and customary in the businesses in which they are engaged; within the past five years, none of the Company or any such subsidiary has been refused any insurance coverage sought or applied for; and none of the Company or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except, in each case, as set forth in or contemplated in the Pricing Prospectus;

(cc)    The Company has not taken or will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Shares;

(dd)    The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof;

(ee)    The Company and each of its subsidiaries have filed all federal, state and foreign tax returns, or have filed for extensions of the due dates of such returns, required to be filed and have paid all taxes shown as due thereon except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies which the Company or any of its subsidiaries is contesting in good faith and for which the Company or any of its subsidiaries has provided adequate reserves, there is no tax deficiency that has been asserted in writing against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; and the United States federal income tax returns of the Company and each of its subsidiaries through the fiscal year ended December 31, 2013 have been settled and no assessment in connection therewith has been made against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

(ff)    None of the Company or any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(gg)    The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened; and

(hh)    None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any authorized officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Underwritten Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3.    Each Forward Seller represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a)    This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Time of Delivery (as defined below), such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares to be sold by such Forward Seller hereunder;

(b)    Each Forward Agreement has been duly authorized, executed and delivered by the respective Forward Purchaser and constitutes a valid and binding agreement of such Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and

(c)    Each Forward Seller will, at the Time of Delivery, have the free and unqualified right to transfer the Borrowed Underwritten Shares to be sold by such Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Underwritten Shares and payment of the purchase price therefor as herein contemplated, assuming each of the

Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Underwritten Shares purchased by it from the Forward Sellers, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

4.    (a) Subject to the terms and conditions herein set forth, each of the Forward Sellers (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Standby Underwritten Shares) agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Sellers or the Company, as applicable, at a purchase price of $79.36, the number of Underwritten Shares set forth opposite their respective names in Schedule I hereto.

(b)    If any of the conditions to effectiveness set forth in Section 3 of the Forward Agreements are not satisfied on or prior to the Time of Delivery, each Forward Seller, in its sole judgment, may choose not to borrow and deliver for sale the Borrowed Underwritten Shares to be sold by such Forward Seller hereunder. In addition, in the event that, in the commercially reasonable judgment of the Forward Purchaser, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement all of the Borrowed Underwritten Shares to be sold by such Forward Seller hereunder, then such Forward Seller shall only be required to deliver for sale the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow.

(c)    If, pursuant to Section 4(b) hereof, a Forward Seller does not borrow and deliver for sale to the Underwriters at the Time of Delivery the number of Borrowed Underwritten Shares deliverable by such Forward Seller pursuant to this Agreement, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., Eastern time, on the New York Business Day immediately prior to the Time of Delivery. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    The Company understands that the Underwriters intend to make a public offering of the Underwritten Shares, and to offer the Underwritten Shares as described in the Prospectus.

6.    (a) The Underwritten Shares to be purchased by each Underwriter hereunder, in uncertificated form, will be deposited by or on behalf of the Forward Sellers (with respect to the Borrowed Underwritten Shares) or the Company (with respect to any Standby Underwritten Shares) with The Depository Trust Company (“DTC”) or its designated custodian. The Forward Sellers (with respect to the Borrowed Underwritten Shares) or the Company (with respect to any Standby Underwritten Shares) will deliver the Underwritten Shares to the

Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same day) funds, by causing DTC to credit the Underwritten Shares to the account of the Underwriters at DTC. The time and date of such delivery and payment shall be 9:30 a.m., Eastern time, on April 16, 2018 or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date is herein called the “Time of Delivery”.

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Underwritten Shares and any additional documents requested by the Underwriters pursuant to Section 10 hereof, will be delivered at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Underwritten Shares will be delivered through the facilities of DTC, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Eastern time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

7.    The Company agrees with each of the Underwriters, the Forward Sellers and the Forward Purchasers:

(a)    To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery without the consent of the Underwriters promptly after reasonable notice thereof (which consent shall not be unreasonably withheld); to advise the Underwriters, the Forward Sellers and the Forward Purchasers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriters, the Forward Sellers and the Forward Purchasers with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Underwritten Shares; to advise the Underwriters, the Forward Sellers and the Forward Purchasers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Underwritten Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Underwritten Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Underwritten Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Underwritten Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Underwritten Shares, in a form satisfactory to the Underwriters. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Underwritten Shares, in a form satisfactory to the Underwriters and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Shares to continue as contemplated in the expired registration statement relating to the Underwritten Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(c)    Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Underwritten Shares for offering and sale under the securities laws of such U.S. jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Underwritten Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(d)    To use reasonable efforts to furnish to the Underwriters, the Forward Sellers and the Forward Purchasers as soon as practicable after the date of this Agreement but no later than 5:30 p.m., Eastern time, on the second New York Business Day immediately succeeding the date of this Agreement and from time to time, with printed and electronic copies of the Prospectus in such quantities as the Underwriters, the Forward Sellers and the Forward Purchasers may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on advice of counsel, required at any time during the period from the time of issue of the Prospectus until the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Underwritten Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Underwriters, the Forward Sellers and the Forward Purchasers and upon the request of the Underwriters, the Forward Sellers and the Forward Purchasers to file such document and to prepare and furnish without charge to each Underwriter, the Forward Sellers and the Forward Purchasers and to any dealer in securities as many printed and electronic copies as the Underwriters, the Forward Sellers and the Forward Purchasers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Underwritten Shares at any time nine months or more after the time of issue of the Prospectus, at the expense of such Underwriter, to prepare and deliver to such Underwriter as many printed and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)    During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Act relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters, other than (1) the Underwritten Shares to be sold hereunder, (2) any shares of Common Stock upon settlement of a Forward Agreement, (3) in connection with any employee or director benefit or compensation, dividend reinvestment and direct stock purchase, stock option or other incentive or stock purchase plan of the Company and its subsidiaries and (4) any shares of Common Stock issued upon the exercise of options granted under the stock-based compensation plans of the Company and its subsidiaries. In addition, the foregoing shall not affect the ability of the Company and American Water Capital Corp. (“AWCC”) to file a new shelf registration statement on or after April 30, 2018;

(g)    [Reserved];

(h)    To use the net proceeds received by it from (i) the sale of the Standby Underwritten Shares, if any, pursuant to this Agreement and (ii) the sale of Common Stock upon settlement of the Forward Agreements, if any, in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)    To pay the required Commission filing fees relating to the Underwritten Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(j)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Underwritten Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

8.    (a) (i) The Company represents and agrees that, without the prior written consent of the Underwriters, it has not made and will not make any offer relating to the Underwritten Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Underwritten Shares that would constitute a free writing prospectus; and (iii) any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or, when taken together with the Pricing Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

9.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Underwritten Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Forward Agreements, any Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Underwritten Shares; (iii) all expenses in connection with the qualification of the Underwritten Shares for offering and sale under state securities laws as provided in Section 7(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with any listing of Standby Underwritten Shares and any shares issuable pursuant to the Forward Agreements on the New York Stock Exchange; (v) the cost of preparing any stock certificates; (vi) the costs and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder and under the Forward Agreements which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred and provided further that in the case of clause (iii), the Company shall not be requested to cover expenses of counsel for the Underwriters in excess of $5,000 in the aggregate.

10.    The obligations of the Underwriters to purchase the Underwritten Shares at the Time of Delivery and the obligations of the Forward Sellers to deliver and sell the Borrowed Underwritten Shares at the Time of Delivery to the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;

(b)    Sullivan & Cromwell LLP, counsel for the Underwriters, the Forward Sellers and the Forward Purchasers, shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers such written opinions, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers their written opinion and 10b-5 statement, each dated the Time of Delivery, in the form attached as Annexes IIA and IIB hereto;

(d)    Jeffrey M. Taylor, Chief SEC & Corporate Governance Counsel and Assistant Secretary of the Company, shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers his written opinion, dated the Time of Delivery, in the form attached as Annex III hereto;

(e)    (i) On the date of this Agreement, (ii) on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers, to the effect set forth in Annex I hereto;

(f)    (i) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, none of the Company or any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date as of which information is given in the Pricing Prospectus there has not been (A) any material decrease in the number of shares of outstanding capital stock of the Company or increase in consolidated long-term debt of the Company and its consolidated subsidiaries, or (B) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise, in any such case described in clause (i) or (ii), than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Shares on the terms and in the manner contemplated in the Prospectus;

(g)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded AWCC’s debt securities by S&P Global Ratings, a division of S&P Global Inc. or Moody’s Investors Service, Inc., each a “nationally recognized statistical rating organization”, as that term is defined by Section 3(a)(62) of the Exchange Act, and (ii) neither such organization shall have publicly announced (other than any announcement made prior to the Applicable Time) that it has under surveillance or review, with possible negative implications, its rating of any of AWCC’s debt securities;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Shares on the terms and in the manner contemplated in the Prospectus;

(i)    The Standby Underwritten Shares, if any, to be issued and sold by the Company hereunder at the Time of Delivery, and the shares of Common Stock reserved upon issuance upon Physical Settlement, acceleration or otherwise under the Forward Agreements shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(j)    The “lock-up” agreements, each substantially in the form of Annex IV hereto, between the Underwriters and each of the executive officers and directors of the Company specified on Schedule I to Annex IV relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be full force and effect at the Time of Delivery; and

(k)    The Company shall have furnished or caused to be furnished to the Underwriters, the Forward Sellers and the Forward Purchasers at the Time of Delivery certificates of officers of the Company reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as the Underwriters, the Forward Sellers and the Forward Purchasers may reasonably request.

11.    (a) The Company will indemnify and hold harmless each Underwriter, the Forward Sellers and the Forward Purchasers against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, the Forward Sellers and the Forward Purchasers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, the Forward Sellers and the Forward Purchasers for any legal or other expenses reasonably incurred by such Underwriter, the Forward Sellers and the Forward Purchasers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)    Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, the Forward Sellers and the Forward Purchasers against any losses, claims, damages or liabilities, joint or several, to which the Company, the Forward Sellers and the Forward Purchasers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company, the Forward Sellers and the Forward Purchasers for any legal or other expenses reasonably incurred by the Company, the Forward Sellers and the Forward Purchasers in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate firm (in addition to one local counsel in each jurisdiction) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) in an action where both the indemnifying and the indemnified party are actual or potential defendants, the indemnified party shall have reasonably concluded that there are actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(d)    If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other from the offering of the Underwritten Shares.

If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other shall be deemed to be in the same proportion as (i) in the case of the Company, the total net proceeds from the offering (before deducting expenses) received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreements, assuming full Physical Settlement (as defined in each Forward Agreement) of the Forward Agreements), (ii) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (iii) in the case of the Forward Sellers and the Forward Purchasers, the aggregate Spread (as defined in each Forward Agreement) received by the Forward Purchasers under the Forward Agreements, bear to the aggregate offering price of the Underwritten Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter Information on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters, the Forward Sellers and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter, Forward Seller or Forward Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock underwritten by it and distributed to the public were offered to the public and the aggregate Spread received by the Forward Purchasers under the Forward Agreements, exceeds the amount of any damages which such Underwriter, Forward Seller or Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees and agents of each Underwriter, the Forward Sellers and the Forward Purchasers and to each person, if any, who controls any Underwriter, Forward Seller and Forward Purchaser within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

12.    (a) If either Underwriter shall default in its obligation to purchase the Underwritten Shares which it has agreed to purchase hereunder, the non-defaulting Underwriter may in its discretion arrange for another party or other parties to purchase such Underwritten Shares on the terms contained herein. If within thirty-six hours after such default the non-defaulting Underwriter does not arrange for the purchase of such Underwritten Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriter to purchase such Underwritten Shares on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriter notifies the Company that it has so arranged for the purchase of such Underwritten Shares, or the Company notifies the non-defaulting Underwriter that it has so arranged for the purchase of such Underwritten Shares, the non-defaulting Underwriter, the Forward Sellers or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriter or the Forward Sellers may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Underwritten Shares.

(b)    If no arrangements for the purchase of the Underwritten Shares of a defaulting Underwriter can be made as contemplated by subsection (a) above, then this Agreement shall thereupon terminate without liability on the part of the non-defaulting Underwriter, the Forward Sellers, the Forward

Purchasers or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

13.    (a) In the event that (i) any of the conditions to effectiveness set forth in Section 3 of the Forward Agreements is not satisfied on or prior to the Time of Delivery, and a Forward Seller elects, pursuant to Section 4(b) hereof, not to deliver the Borrowed Underwritten Shares to be sold by such Forward Seller hereunder or (ii) in the commercially reasonable judgment of a Forward Purchaser, its affiliated Forward Seller is unable to borrow and deliver for sale pursuant to this Agreement all of the Borrowed Underwritten Shares to be sold by such Forward Seller hereunder, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 4 hereof, in whole but not in part, a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company under this Section 13(a), the Underwriters shall have the right to postpone the Time of Delivery for a period not exceeding one New York Business Day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a) in lieu of Borrowed Underwritten Shares are referred to herein as the “Standby Underwritten Shares.”

(b)    Each Forward Seller shall have no liability whatsoever for any Borrowed Underwritten Shares that such Forward Seller does not deliver to the Underwriters if (i) any of the conditions to effectiveness set forth in Section 3 of the Forward Agreements has not been satisfied on or prior to the Time of Delivery, and such Forward Seller elects, pursuant to Section 4(b) hereof, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or (ii) such Forward Seller is unable to borrow and deliver for sale pursuant to this Agreement on or prior to the Time of Delivery all of the Borrowed Underwritten Shares that it is required to deliver hereunder.

14.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Underwriters and the Forward Sellers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Forward Sellers or any controlling person of any Underwriter, the Forward Sellers, the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Underwritten Shares.

15.    If for any reason, other than a default by the Underwriters in their obligation to purchase the Underwritten Shares or a default by a Forward Purchaser under its respective Forward Agreement, any Underwritten Shares are not delivered as provided herein, the Company will reimburse the Underwriters, the Forward Sellers and the Forward Purchasers through the Underwriters for all reasonable expenses approved in writing by the Underwriters, including reasonable fees and disbursements of counsel, incurred by the Underwriters, the Forward Sellers and the Forward Purchasers in making preparations for the purchase, sale and delivery of the Underwritten Shares not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 9 and 11 hereof.

16.    [Reserved].

17.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: (212) 622-8358 or Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Desk, Fax: (212) 214-5918; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement or facsimile transmission to (856) 346-5899, Attention: Michael A. Sgro, Senior Vice President, General Counsel and Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

18.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Forward Sellers, the Forward Purchasers and the Company and, to the extent provided in Sections 11 and 14 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Underwritten Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

20.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

21.    The Company acknowledges and agrees that (i) each of the purchase and sale of the Standby Underwritten Shares, if any, pursuant to this Agreement and the issuance, sale and delivery of the Common Stock upon settlement of the Forward Agreements, if any, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters or the Forward Purchasers, as applicable, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter, Forward Seller and Forward Purchaser is acting solely as a principal and not as an agent or fiduciary of the Company, (iii) none of the Underwriters, the Forward Sellers or the Forward Purchasers has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Seller or Forward Purchaser has advised or is currently advising the Company) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent they deemed appropriate. The Company agrees that it will not claim that the Underwriters, the Forward Sellers or the Forward Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

22.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Underwriters, the Forward Sellers and the Forward Purchasers or any of them other than the Forward Agreements, with respect to the subject matter hereof.

23.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

24.    The Company and each of the Underwriters, the Forward Sellers and the Forward Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

26.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, the Forward Sellers or the Forward Purchasers imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. Federal and State income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to the Company five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters and the Forward Purchasers, this letter, and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Forward Sellers and the Forward Purchasers and the Company.

Very truly yours,

AMERICAN WATER WORKS COMPANY, INC.

By:	/s/ Charles Witherspoon
	Name:	Charles Witherspoon
	Title:	Vice President and Treasurer

J.P. MORGAN SECURITIES LLC,
as a Forward Seller

By:	/s/ Alaoui Zenere
	Name:	Alaoui Zenere
	Title:	Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Forward Seller

By:	/s/ Thomas Yates
	Name:	Thomas Yates
	Title:	Managing Director

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Alaoui Zenere
	Name:	Alaoui Zenere
	Title:	Vice President

J.P. MORGAN SECURITIES LLC, as agent for JPMorgan Chase Bank, National Association

Accepted in JPMorgan Chase Bank, National Association, London Branch’s capacity as Forward Purchaser, solely as recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

By:	/s/ Alaoui Zenere
	Name:	Alaoui Zenere
	Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Richard Tobin
	Name:	Richard Tobin
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

Accepted in its capacity as Forward Purchaser, solely as recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

By:	/s/ Thomas Yates
	Name:	Thomas Yates
	Title:	Managing Director

SCHEDULE I

Number of Underwritten Shares
J.P. Morgan Securities LLC	1,160,000

Wells Fargo Securities, LLC	1,160,000

Total	2,320,000

SCHEDULE II

NetRoadshow dated April 11, 2018.

SCHEDULE III

Significant Subsidiaries of the Company

New Jersey-American Water Company, Inc.

Pennsylvania-American Water Company

Missouri-American Water Company

Illinois-American Water Company

SCHEDULE IV

The number of Underwritten Shares and, as to each investor, the price paid by such investor.

ANNEX IV

FORM OF LOCK-UP AGREEMENT

April     , 2018

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, NY 10179

and

WELLS FARGO SECURITIES, LLC

375 Park Avenue, 2nd Floor

New York, NY 10152

Re:	American Water Works Company, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Underwriters (together, the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with American Water Works Company, Inc., a Delaware corporation (the “Company”), the Forward Sellers (as defined therein) and the Forward Purchasers (as defined therein), providing for the public offering (the “Public Offering”) by the Underwriters, of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to make the Public Offering , and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 30 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the

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ANNEX IV

rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than transfers of shares of Common Stock as a bona fide gift or gifts; provided that in the case of any such transfer, each donee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this paragraph; and provided, further, that in each such case, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by April 20, 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
Name:

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